UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2024

Chain Bridge I

(Exact name of registrant as specified in its charter)

Cayman Islands	001-41047	98-1578955
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

8 The Green #17538 Dover, DE	19901
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (202) 656-4257

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share and one-half of one redeemable Warrant to acquire one Class A ordinary share	CBRGU	The Nasdaq Capital Market
Class A ordinary shares, par value $0.0001 per share	CBRG	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 1, 2024, Roger Lazarus, the Chief Financial Officer of Chain Bridge I (the “Company”), notified the board of directors of the Company (the “Board”) of his resignation, effective immediately. Mr. Lazarus will serve as an advisor to the Company through the end of April 2024 to ensure a smooth transition. Andrew Kucharchuk, age 43, succeeded Mr. Lazarus as the Company’s Chief Financial Officer, effective April 1, 2024.

Mr. Kucharchuk will be compensated pursuant to a consulting agreement by and between Mr. Kucharchuk and Fulton AC I LLC (“Fulton”), a controlling stockholder of the Company. Pursuant to such consulting agreement, Mr. Kucharchuk will be entitled to receive $7,500 upon execution of such consulting agreement and $7,500 per month during the term of such consulting agreement, which ends on August 31, 2024, and Mr. Kucharchuk may be eligible (but not entitled to) special performance bonuses, in such form and amount, if any, to be determined by Fulton in its sole discretion. Mr. Kucharchuk does not have any family relationship with any director or executive officer of the Company or any direct or indirect interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Mr. Kucharchuk has served as the Chief Financial Officer of Theralink Technologies, Inc. (“Theralink”) (OTCMKTS: THER) since May 2023. Previously, he also served as President and Chief Financial Officer of Theralink from February 2016 until June 2020, as Chief Executive Officer of Theralink from November 2019 until June 2020 and as Acting Chief Financial Officer of Theralink from June 2020 to September 2020. He has served on the Board of Directors of Theralink since June 2020. Mr. Kucharchuk also served as Chief Executive Officer and Chief Financial Officer of OncBioMune, Inc. (“OBMP”) prior to Theralink’s acquisition of OBMP. Mr. Kucharchuk served as the Chairman and Chief Operating Officer Adhera Therapeutics, Inc. (OTCMKTS: ATRX) from July 2020 until September 2022 and its Chief Operations Officer from October 2022 to Present. Mr. Kucharchuk is a graduate of Louisiana State University and Tulane University’s Freeman School of Business, where he earned an MBA with a Finance Concentration.

On April 4, 2024, Mr. Kucharchuk become a party to that certain Letter Agreement, dated November 9, 2021, by and among Chain Bridge Group, CB Co-Investment LLC, Fulton and certain other current and former directors and officers of the Company, as amended from time to time (the “Letter Agreement”), and became bound by, and subject to, all of the terms and conditions of the Letter Agreement, including certain transfer restrictions with respect to the Company’s securities. Mr. Kucharchuk also entered into an Indemnification Agreement in the form previously disclosed by the Company providing him contractual rights to indemnification in addition to the indemnification provided for in the Company’s Second Amended and Restated Memorandum and Articles of Association.

The description of the Letter Agreement is qualified in its entirety by reference to the text of the Letter Agreement, which was previously filed by the Company as an exhibit to the Company’s Form 8-K filed on January 5, 2024.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 5, 2024

CHAIN BRIDGE I

By:	/s/ Andrew Cohen
Name:	Andrew Cohen
Title:	Chief Executive Officer